                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


                                  Form 8-K


                               CURRENT REPORT

                          Pursuant to Section 13 of
                     the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) February 9, 1995

                            Owens-Illinois, Inc.
           (Exact name of registrant as specified in its charter)


      Delaware                     1-9576                 22-2781933
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


                         Owens-Illinois Group, Inc.
           (Exact name of registrant as specified in its charter)


      Delaware                    33-13061                34-1559348
   (State or other               (Commission             (IRS Employer
   jurisdiction of                File No.)          Identification No.)
   incorporation)


      One SeaGate, Toledo, Ohio                              43666
   (Address of principal executive offices)               (Zip code)

      Registrants' telephone number,
        including area code:                             419-247-5000










                           Exhibit Index -- Page 4


                              Page 1 of 12 pages

Item 5.     Other Events.

            On February 9, 1995 Owens-Illinois, Inc. issued a press release announcing 1994 results and unusual fourth quarter charge to write down the insurance asset for asbestos-related costs. The press release is set forth as
Exhibit 99 hereto.


Item 7.     Financial Statements and Exhibits.

      (c)  Exhibits

            Exhibit 99 - Owens-Illinois press release dated February 9, 1995.








































                              Page 2 of 12 pages

                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                   OWENS-ILLINOIS, INC.
                                   OWENS-ILLINOIS GROUP, INC.


                                   By    (Lee A. Wesselmann)
                                        ----------------------
                                          Lee A. Wesselmann
                                     Senior Vice President, Chief
                                          Financial Officer
                                    (Principal Financial Officer)



Dated:   February 9, 1995






























                              Page 3 of 12 pages

                                EXHIBIT INDEX


Exhibit
Number                             Exhibit                           Page

99          Owens-Illinois press release dated                       5
            February 9, 1995













































                              Page 4 of 12 pages

OWENS-ILLINOIS REPORTS 1994 RESULTS, ANNOUNCES CHARGE

     Toledo, Ohio, February 9, 1995 -- Owens-Illinois, Inc., (NYSE: OI) today reported improved financial results for the quarter and year ended December 31, 1994.

     Excluding the effects of unusual fourth quarter items in both years, Owens-Illinois reported earnings from continuing operations of $140.0 million, or $1.16 per share, for the full year, up 15 percent from $121.6 million, or $1.01 per share, for 1993.

     Including the effects of the unusual fourth quarter items, O-I reported net earnings of $78.3 million or $0.64 per share for 1994, compared with net earnings of $4.9 million, or $0.03 per share for 1993.

     The unusual item in 1994 was a fourth quarter pretax charge of $100 million to write down the insurance asset for asbestos-related costs.

     Net sales for the year were $3.57 billion, up 7% from net sales of $3.34 billion in 1993, excluding net sales of $197.9 million by Kimble Glass. Owens-Illinois sold a 51 percent interest in Kimble on December 31, 1993, and as a result is accounting for its share of Kimble's results of operations on an equity basis beginning in 1994.

     BUSINESS REVIEW
     Joseph H. Lemieux, Owens-Illinois chairman and chief executive officer, said, "Since our initial public offering in December 1991, we now have generated three straight years of double-digit increases in earnings from continuing operations, excluding the effects of one-time or unusual items. This includes 12 consecutive quarters of improved results over the comparable prior-year period."

     Mr. Lemieux said, "Improved 1994 results were achieved despite higher spending in selected areas to streamline operations and lay the groundwork for future growth. We also made significant progress in our comprehensive program to reduce costs, which should begin contributing to our financial results in 1995."

     Mr. Lemieux noted, "Our portfolio of businesses continues to become more heavily weighted toward our growth-oriented operations. In 1994, for the first time, combined sales of the higher-margin and faster-growing international and plastics operations exceeded the sales of domestic glass."

     All major operations reported increased unit shipments, dollar sales, and operating profit in 1994. Domestic glass operations benefited from continuing cost control, higher capacity utilization, and improved productivity. Increased sales of beer, iced tea, and juice containers offset the continuing shift of soft drinks to plastic.

     A strong performance by the international operations was highlighted by improved results in Brazil, Colombia, and the United Kingdom. Results of the Venezuelan operations were affected by weak economic conditions.

                              Page 5 of 12 pages

     The plastic bottle operations benefited from strong demand by makers of personal care and health care products but were adversely affected by competitive pricing in selected end uses. Higher unit shipments and improved manufacturing performance highlighted a strong performance by the closure and specialty packaging operations.

     FOURTH QUARTER
     Excluding the effect of the fourth quarter charge, Owens-Illinois reported earnings of $14.1 million, or $0.11 per share, for the quarter, up from $8.9 million, or $0.07 per share, excluding unusual items, for 1993.

     Including the effect of unusual fourth quarter items in both years, O-I reported a net loss of $47.6 million, or $0.41 per share for the fourth quarter, compared with a net loss of $317.8 million, or $2.67 per share in 1993.

     Net sales for the fourth quarter were $884.8 million, up 7% from net sales of $825.9 million in 1993, excluding net sales of $47.4 million by Kimble Glass.

     CHARGE AGAINST EARNINGS
     Thomas L. Young, Owens-Illinois executive vice president and general counsel, said that the write-down of $100 million ($61.7 million after taxes) of the insurance asset for asbestos-related costs reflects a discount from coverage limits received by reinsurers participating in recent settlements and certain other considerations.

     As announced previously, the New Jersey Supreme Court, on December 22, 1994, in litigation concerning the company's insurance coverage, remanded for determination by a special master the issue of how the asbestos-related costs should be allocated. In addition, Owens-Illinois concluded in December 1994 and January 1995 settlement agreements under which certain reinsurers agreed to provide cash reimbursements, totaling approximately $100 million, at approximately 78.5 percent of policy limits.

     Mr. Young said, "While the New Jersey Supreme Court provided specific guidelines in its December, 1994 decision that we believe support our claims for full coverage limits, we do expect that certain insurance defendants will attempt to use the special master proceeding, as well as the trial of certain other coverage issues remanded earlier by the appellate court, as the means of delaying resolution of our coverage claims. We took this factor and the settlements into account in adjusting our insurance asset valuation." Mr. Young further stated, "The adjusted insurance asset valuation does not, however, reflect the full value of all coverage and other claims Owens-Illinois is asserting in the New Jersey litigation."

     A former business unit of Owens-Illinois produced a high-temperature insulating material containing asbestos from 1948 to 1958. O-I exited the insulation business in April 1958. The number of asbestos cases against the company has been reduced to 34,000 as of December 31, 1994, compared with 43,000 as of December 31, 1993, and a high of 81,000 in 1991.


                              Page 6 of 12 pages

                        OWENS-ILLINOIS, INC.
             Condensed Consolidated Results of Operations
           (Millions of dollars, except per share amounts)

                                         Year ended December 31,
                                    ----------------------------
                                           1994             1993
                                       --------         --------

Net sales                              $3,567.3         $3,535.0
                                       ========         ========

Earnings (loss) from continuing
  operations before interest
  expense, income taxes, minority
  share owners' interests and
  extraordinary items (a)              $  449.5          $  (4.5)

Interest expense                          278.2            290.0
                                       --------         --------

Earnings (loss) before items below        171.3           (294.5)

Provision (credit) for income taxes        68.9           (113.1)

Minority share owners' interests in
  earnings of subsidiaries                 24.1             19.4
                                       --------         --------

Earnings (loss) from continuing
  operations before extraordinary items    78.3           (200.8)

Net earnings from discontinued
  operations                                                 1.4
                                       --------         --------

Earnings (loss) before gain on sale
  of discontinued operations and
  extraordinary items                      78.3           (199.4)

Gain on sale of discontinued
  operations                                               217.0

Extraordinary charges from early
  extinguishment of debt (b)                               (12.7)
                                       --------         --------

Net earnings                           $   78.3         $    4.9
                                       ========         ========




                              Page 7 of 12 pages
      Earnings per share of common stock:

  Earnings (loss) from continuing
    operations before extraordinary
    items (a)                          $   0.64         $  (1.70)

  Net earnings from discontinued
    operations                                              0.01

  Gain on sale of discontinued
    operations                                              1.82

  Extraordinary charges from early
    extinguishment of debt (b)                             (0.10)
                                       --------         --------

  Net earnings                         $   0.64         $   0.03
                                       ========         ========

  Average shares outstanding (000s)     119,005          118,978

(a) Amounts for 1994 include a pretax charge of $100 million to write down the insurance asset for asbestos-related costs.

     Amounts for 1993 include pretax charges of $253.2 million principally for the estimated costs of a restructuring program and $325 million for estimated uninsured future asbestos-related costs. Pretax net gains on sales of the remaining 50% of the television glass business and 51% of the previously wholly-owned Kimble Glass business amounted to $46.1 million.

     The net aftertax effects of these items on earnings (loss) from continuing operations before extraordinary items per share are as follows:

                                          1994             1993
                                       --------         --------
  Earnings (loss) from continuing
    operations before extraordinary
    items                              $   0.64         $  (1.70)

  Unusual fourth-quarter charges:
    Asbestos-related insurance             0.52
    Asbestos-related costs                                  1.69
    Restructuring program                                   1.31

  Net gains on sale of Kimble and
    television glass businesses                            (0.29)
                                       --------         --------
  Earnings from continuing
    operations before unusual
    fourth-quarter items               $   1.16         $   1.01
                                       ========         ========

(b) In 1993, the Company used the proceeds from divestitures and from borrowings under a new bank credit agreement to redeem various Notes and repay all amounts outstanding under its previous bank credit agreement. As a result, the Company recorded extraordinary charges for the write-off of unamortized deferred finance fees and redemption premiums, net of applicable taxes.

                              Page 8 of 12 pages

                        OWENS-ILLINOIS, INC.
             Condensed Consolidated Results of Operations
           (Millions of dollars, except per share amounts)

                                 Three Months ended December 31,
                                --------------------------------
                                           1994             1993
                                       --------         --------

Net sales                              $  884.8         $  873.3
                                       ========         ========

Earnings (loss) before interest
  expense, income taxes, minority
  share owners' interests and
  extraordinary items (a)              $    5.3         $ (435.3)

Interest expense                           70.3             71.7
                                       --------         --------

Loss before items below                   (65.0)          (507.0)

Credit for income taxes                   (27.2)          (199.8)

Minority share owners' interests in
  earnings of subsidiaries                  9.8              6.3
                                       --------         --------

Loss before extraordinary items           (47.6)          (313.5)

Extraordinary charges from early
  extinguishment of debt (b)                                (4.3)
                                       --------         --------

Net loss                               $  (47.6)        $ (317.8)
                                       ========         ========

















                              Page 9 of 12 pages

Loss per share of common stock:

  Loss before extraordinary items (a)  $  (0.41)        $  (2.64)

  Extraordinary charges from early
    extinguishment of debt (b)                             (0.03)
                                       --------         --------

  Net loss                             $  (0.41)        $  (2.67)
                                       ========         ========

  Average shares outstanding (000s)     119,069          118,978

(a) Amounts for 1994 include a pretax charge of $100 million to write down the insurance asset for asbestos-related costs.

     Amounts for 1993 include pretax charges of $253.2 million principally for the estimated costs of a restructuring program and $325 million for estimated uninsured future asbestos-related costs. Pretax net gains on sales of the remaining 50% of the television glass business and 51% of the previously wholly-owned Kimble Glass business amounted to $46.1 million.

     The net aftertax effects of these items on the loss before extraordinary items are as follows:

                                         1994             1993
                                       --------         --------
  Loss before extraordinary items      $  (0.41)        $  (2.64)

  Unusual fourth-quarter charges:
    Asbestos-related insurance             0.52
    Asbestos-related costs                                  1.69
    Restructuring program                                   1.31

  Net gains on sale of Kimble
    and television glass businesses                        (0.29)
                                       --------         --------
  Earnings before unusual
    fourth quarter items               $   0.11         $   0.07
                                       ========         ========

(b) In 1993, the Company used the proceeds from divestitures and from borrowings under a new bank credit agreement to redeem various Notes and repay all amounts outstanding under its previous bank credit agreement. As a result, the Company recorded extraordinary charges for the write-off of unamortized deferred finance fees and redemption premiums, net of applicable taxes.





                              Page 10 of 12 pages

                      OWENS-ILLINOIS, INC.
            Consolidated Supplemental Financial Data
                (Preliminary - subject to change)
                       Millions of Dollars (a)

                         Three Months Ended    Twelve Months Ended
                               December 31,          December 31,
                        -------------------    -------------------
                          1994       1993        1994       1993
                        --------   --------    --------   --------
Net sales:
  Glass Containers      $  639.7   $  608.7    $2,590.1   $2,427.3
  Plastics and Closures    244.8      216.9       976.1      908.6
  Specialized Glass           --       47.4          --      197.9
  Eliminations and other      .3         .3         1.1        1.2
                        --------   --------    --------   --------

Consolidated total      $  884.8   $  873.3    $3,567.3   $3,535.0
                        ========   ========    ========   ========

Operating profit:
  Glass Containers      $   75.8   $ (150.4)   $  393.8   $  117.4
  Plastics and Closures     25.6        6.3       140.4      123.3
  Specialized Glass           --        1.6          --       18.9
  Eliminations and other
    retained costs        (107.5)    (301.9)     (126.0)    (305.0)
                        --------   --------    --------   --------

Consolidated total (b)  $   (6.1)  $ (444.4)   $  408.2   $  (45.4)
                        ========   ========    ========   ========


Equity earnings         $    6.6   $    4.3    $   22.3   $   25.3
                        ========   ========    ========   ========
Amortization of
  deferred costs        $   14.6   $   12.8    $   50.3   $   52.3
                        ========   ========    ========   ========

Depreciation            $   44.3   $   42.3    $  183.3   $  180.0
                        ========   ========    ========   ========
Additions to property,
  plant, and
  equipment             $   99.4   $  103.2    $  286.0   $  266.2
                        ========   ========    ========   ========

                          December 31, 1994      December 31, 1993
                         ------------------     ------------------
Total debt                         $2,689.7               $2,486.9
                                   ========               ========

Share owners' equity               $  375.9               $  294.8
                                   ========               ========

                              Page 11 of 12 pages

(a) The Specialized Glass segment consists of the 1993 results of the Kimble Glass business. The company completed the sale of a 51 percent interest in the Kimble business on December 31, 1993. As a result, the company is accounting for its share of Kimble's results of operations on an equity basis beginning in 1994.

(b) Eliminations and other retained costs for 1994 includes a fourth quarter charge of $100 million to write down the insurance asset for asbestos-related costs.

     Segment operating profit for 1993 reflects fourth quarter charges for restructuring and asbestos-related costs of $578.2 million and gains on asset sales of $46.1 million as follows:

  Glass Containers          $ (214.0)
  Plastics and Closures        (16.0)
  Specialized Glass             (3.2)
  Eliminations and other
    retained costs            (298.9)
                            --------

   Total                    $ (532.1)
                            ========





























                              Page 12 of 12 pages